Exhibit 99.1

LENSAR Reports First Quarter 2025 Results and Provides Business Update

14 ALLY Robotic Laser Cataract Systems™ (“ALLY Systems”) placed in 1Q 2025 with an additional backlog of 24 systems pending installation as of March 31, 2025

34% Revenue growth over the first quarter 2024 and 22% Recurring revenue growth in the trailing twelve months

Worldwide procedure volumes increased 33% over the first quarter of 2024

ORLANDO, Fla. (May 8, 2025) – LENSAR, Inc. (Nasdaq: LNSR) (“LENSAR” or the “Company), a global medical technology company focused on advanced robotic laser solutions for the treatment of cataracts, today announced financial results for the quarter ended March 31, 2025 and provided an update on key operational initiatives.

“We had a solid start to 2025, as we successfully placed 40% more ALLY Systems in the first quarter of 2025, compared to the first quarter of 2024. Similarly, we achieved a substantial 34% increase in revenue and our worldwide procedure volumes were 33% above first quarter 2024 levels. Over the quarter, we began to see the positive impact of the ALLY Systems placed in the latter half of 2024 as they contributed to significantly higher procedure volume and recurring revenue year over year,” said Nick Curtis, President and CEO of LENSAR.

First Quarter 2025 Financial Results

Total revenue for the quarter ended March 31, 2024 was $14.2 million, an increase of $3.6 million, or 34%, compared to total revenue of $10.6 million for the quarter ended March 31, 2024. The increase in the first quarter of 2025 was primarily due to increased system sales and increased procedure volume. Worldwide procedure volume increased by approximately 33% in the first quarter of 2025 as compared to 2024. The Company’s laser systems performed approximately 22% of total U.S. procedures in the quarter ended March 31, 2025. During the three months ended March 31, 2025, the Company placed 14 ALLY Systems, increasing the installed base to approximately 150 ALLY Systems with the total combined installed base of LENSAR Laser Systems and ALLY Systems increasing to approximately 395 as of March 31, 2025, reflecting a 26% increase over the total combined installed base on March 31, 2024.

The following table provides information about revenue and revenue attributable to recurring sources, which we consider to be all components of our revenue except for the sales of our systems:

	Three Months Ended March 31,
(Dollars in thousands)	2025	2024
System	$2,632	$1,090
Recurring revenue:
Procedure	8,286	6,343
Lease	1,884	1,947
Service	1,357	1,208
Total recurring revenue	11,527	9,498
Total revenue	$14,159	$10,588
Recurring revenue %	81%	90%

The following table provides information about procedure volume:

	2025	2024	2023
Q1	52,347	39,486	31,600

Selling, general and administrative expenses were $11.1 million and $6.8 million for the quarters ended March 31, 2025, and 2024, respectively, an increase of $4.4 million, or 64%. The increase was primarily due to approximately $4.2 million in acquisition-related costs incurred in connection with the proposed merger with Alcon Research, LLC (“Alcon”) announced on March 24, 2025 (the “Alcon Transaction” or the “merger”).

Research and development expenses were $1.5 million and $1.4 million for the quarters ended March 31, 2025, and 2024, respectively, an increase of $0.1 million, or 6%.

Net loss for the quarter ended March 31, 2022, was $27.3 million, or ($2.32) per common share, compared to a net loss of $2.2 million, or ($0.19) per common share, for the quarter ended March 31, 2024. The increase in net loss in the first quarter of 2025, as compared to the first quarter of 2024, was predominantly due to the change in warrant liability associated with a significant appreciation in the Company’s stock price, which increased 58% during the three months ended March 31, 2025. Included within net loss were stock-based compensation expenses of $0.7 million for each of the quarters ended March 31, 2025 and 2024.

Earnings Before Interest, Taxes, Depreciation and Amortization (“EBITDA”) for the quarter ended March 31, 2025 was ($26.4) million, compared with ($1.4) million for the quarter ended March 31, 2024. Adjusted EBITDA, which we calculate by adding back stock-based compensation expense, change in the fair value of warrant liabilities, and acquisition-related costs was $0.2 million for the quarter ended March 31, 2025 and ($1.3) million for the quarter ended March 31, 2024. EBITDA and Adjusted EBITDA are non-GAAP financial measures, and a reconciliation of these measures to net loss is set forth below in this press release.

As of March 31, 2025, the Company had cash, cash equivalents, and investments of $25.2 million, as compared to $22.5 million at December 31, 2024. In connection with the Alcon Transaction, we received a $10.0 million cash deposit in the first quarter of 2025.

Conference Call

Following the recent announcement of LENSAR’s definitive agreement to be acquired by Alcon, the Company will not be hosting an earnings conference call.

About LENSAR

LENSAR is a commercial-stage medical device company focused on designing, developing, and marketing advanced systems for the treatment of cataracts and the management of astigmatism as an integral aspect of the procedure. LENSAR has developed its ALLY Robotic Cataract Laser System™ as a compact, highly ergonomic system utilizing an extremely fast dual-modality laser and integrating AI into proprietary imaging and software. ALLY is designed to transform premium cataract surgery by utilizing LENSAR’s advanced robotic technologies with the ability to perform the entire procedure in a sterile operating room or in-office surgical suite, delivering operational efficiencies and reduced overhead. ALLY includes LENSAR’s proprietary Streamline® software technology, designed to guide surgeons to achieve better outcomes.

Forward-looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements, including, without limitation, statements regarding the proposed acquisition of the Company by Alcon, the proposed payment to be made to the Company’s stockholders and the expected timing of the closing of the Alcon Transaction. In some cases, you can identify forward-looking statements by terms such as “aim,” “anticipate,” “approach,” “believe,” “contemplate,” “could,” “estimate,” “expect,” “goal,” “intend,” “look,” “may,” “mission,” “plan,” “possible,” “potential,” “predict,” “project,” “pursue,” “should,” “target,” “will,” “would,” or the negative thereof and similar words and expressions.

Forward-looking statements are based on management’s current expectations, beliefs and assumptions and on information currently available to us. Such statements are subject to a number of known and unknown risks, uncertainties and assumptions, and actual results may differ materially from those expressed or implied in the forward-looking statements due to various important factors, including, but not limited to: (i) the proposed merger may not be completed in a timely manner or at all, including the risk that any required regulatory approvals are not obtained, are delayed or are subject to unanticipated conditions that could adversely affect the Company or the expected benefits of the proposed merger or that the approval of the Company’s stockholders is not obtained; (ii) the failure to realize the anticipated benefits of the proposed merger; (iii) the possibility that competing offers or acquisition proposals for the Company will be made; (iv) risks that the milestone related to the contingent value rights is not achieved; (v) the possibility that any or all of the various conditions to the consummation of the merger may not be satisfied or waived, including the failure to receive any required regulatory approvals from any applicable governmental entities (or any conditions, limitations or restrictions placed on such approvals); (vi) the occurrence of any event, change or other circumstance that could give rise to the termination of the merger, including in circumstances which would require the Company to pay a termination fee or other expenses; (vii) the effect of the announcement or pendency of the merger on the Company’s ability to retain and hire key personnel, or its operating results and business generally, (viii) there may be liabilities related to the merger that are not known, probable or estimable at this time or unexpected costs, charges or expenses; (ix) the merger may result in the diversion of management’s time and attention to issues relating to the merger; (x) there may be significant transaction costs in connection with the merger; (xi) legal proceedings may be instituted against the Company following the announcement of the merger, which may have an unfavorable outcome; and (xii) the Company’s stock price may decline significantly if the merger is not consummated. In addition, a number of other important factors could cause the Company’s actual future results and other future circumstances to differ materially from those expressed in any forward-looking statements, including but not limited to the other important factors that are disclosed under the heading “Risk Factors” contained in the Company’s Annual Report on Form 10-K for the annual period ended December 31, 2024 filed with the Securities and Exchange Commission (“SEC”), as such factors may be updated from time to time in its other filings with the SEC, including the Company’s Quarterly Report on Form 10-Q for the quarterly period ended

March 31, 2025, to be filed with the SEC, each accessible on the SEC’s website at www.sec.gov and the Investor Relations section of the Company’s website at https://ir.lensar.com.

All forward-looking statements are expressly qualified in their entirety by such factors. Except as required by law, the Company undertakes no obligation to publicly update or review any forward-looking statement, whether because of new information, future developments or otherwise. These forward-looking statements should not be relied upon as representing the Company’s views as of any date subsequent to the date of this press release.

Additional Information

This press release may be deemed solicitation material in respect of the proposed merger. A special stockholder meeting will be announced soon to obtain stockholder approval in connection with the proposed merger. The Company expects to file with the SEC a proxy statement and other relevant documents in connection with the proposed merger. Investors of the Company are urged to read the definitive proxy statement and other relevant materials carefully and, in their entirety, when they become available because they will contain important information about the Company and the proposed merger. Investors may obtain a free copy of these materials (when they are available) and other documents filed by the Company with the SEC at the SEC’s website at www.sec.gov and at the Company’s website at https://ir.lensar.com.

Participants in the Solicitation

The Company and its directors, executive officers and certain other members of management and employees may be deemed to be participants in soliciting proxies from its stockholders in connection with the proposed merger. Information regarding the persons who may, under the rules of the SEC, be considered to be participants in the solicitation of the Company’s stockholders in connection with the proposed merger will be set forth in the Company’s definitive proxy statement for its special stockholder meeting. Additional information regarding these individuals and any direct or indirect interests they may have in the proposed merger will be set forth in the definitive proxy statement when and if it is filed with the SEC in connection with the proposed merger.

Contacts:	Lee Roth / Cameron Radinovic
Thomas R. Staab, II, CFO	Burns McClellan for LENSAR
ir.contact@lensar.com	lroth@burnsmc.com / cradinovic@burnsmc.com

Non-GAAP Financial Measures

The Company prepares and analyzes operating and financial data and non-GAAP measures to assess the performance of its business, make strategic and offering decisions and build its financial projections. The key non-GAAP measures it uses are EBITDA and Adjusted EBITDA. EBITDA is defined as net income (loss) before interest expense, interest income, income tax expense, depreciation and amortization expenses. EBITDA is a non-GAAP financial measure. EBITDA is included in this filing because we believe that EBITDA provides meaningful supplemental information for investors regarding the performance of our business and facilitates a meaningful evaluation of actual results on a comparable basis with historical results. Adjusted EBITDA is also a non-GAAP financial measure. We believe Adjusted EBITDA, which is defined as EBITDA and further excluding stock-based compensation expense, change in fair value of warrant liabilities, and acquisition related costs, provides meaningful supplemental information for investors when evaluating our results and comparing us to peer companies as stock-based compensation expense and change in fair value of warrant liabilities are significant non-cash charges and acquisition related costs are not recurring. We use these non-GAAP financial measures in order to have comparable financial results to analyze changes in our underlying business from quarter to quarter. However, there are a number of limitations related to the use of non-GAAP measures and their nearest GAAP equivalents. For example, other companies may calculate non-GAAP measures differently, or may use other measures to calculate their financial performance and, therefore, any non-GAAP measures we use may not be directly comparable to similarly titled measures of other companies. Investors should not consider our non-GAAP financial measures in isolation or as a substitute for an analysis of our results as reported under GAAP.

Reconciliations of EBITDA and Adjusted EBITDA to their most comparable GAAP financial measure are set forth below.

	Three Months Ended March 31,
(Dollars in thousands)	2025	2024
Net loss	$(27,345)	$(2,157)
Less: Interest income	(159)	(198)
Add: Depreciation expense	844	647
Add: Amortization expense	232	274
EBITDA	(26,428)	(1,434)
Add: Stock-based compensation expense	654	652
Add: Change in fair value of warrant liabilities	21,714	(495)
Add: Acquisition-related costs	4,225	—
Adjusted EBITDA	$165	$(1,277)

LENSAR, Inc.

STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

	Three Months Ended March 31,
	2025	2024
Revenue
Product	$10,918	$7,433
Lease	1,884	1,947
Service	1,357	1,208
Total revenue	14,159	10,588
Cost of revenue (exclusive of amortization)
Product	4,466	2,590
Lease	830	603
Service	1,738	1,731
Total cost of revenue	7,034	4,924
Operating expenses
Selling, general and administrative expenses	11,149	6,796
Research and development expenses	1,534	1,444
Amortization of intangible assets	232	274
Total operating expenses	12,915	8,514
Operating loss	(5,790)	(2,850)
Other (expense) income
Change in fair value of warrant liabilities	(21,714)	495
Other income, net	159	198
Net loss	(27,345)	(2,157)
Other comprehensive loss
Change in unrealized loss on investments	(3)	(5)
Net loss and comprehensive loss	$(27,348)	$(2,162)
Net loss per common share:
Basic and diluted	$(2.32)	$(0.19)
Weighted-average number of common shares used in calculation of net loss per share:
Basic and diluted	11,774	11,387

LENSAR, Inc.

BALANCE SHEETS
(In thousands, except per share amounts)

	March 31, 2025	December 31, 2024
Assets
Current assets:
Cash and cash equivalents	$19,547	$16,263
Short-term investments	5,700	6,192
Accounts receivable, net of allowance of $85 and $105, respectively	6,885	6,085
Notes receivable, net of allowance of $7 and $8, respectively	357	395
Inventories	15,324	11,428
Prepaid and other current assets	1,373	1,616
Total current assets	49,186	41,979
Property and equipment, net	577	664
Equipment under lease, net	13,902	13,767
Notes and other receivables, long-term, net of allowance of $19 and $23, respectively	937	1,160
Intangible assets, net	5,880	6,112
Other assets	2,477	2,615
Total assets	$72,959	$66,297
Liabilities, redeemable convertible preferred stock, and stockholders’ (deficit) equity
Current liabilities:
Accounts payable	$7,754	$5,995
Accrued liabilities	6,910	6,807
Deferred revenue	1,993	1,677
Operating lease liabilities	517	524
Acquisition-related deposit	10,000	—
Total current liabilities	27,174	15,003
Long-term operating lease liabilities	1,956	2,090
Warrant liabilities	51,570	29,856
Other long-term liabilities	616	702
Total liabilities	81,316	47,651
Series A Redeemable Convertible Preferred Stock, par value $0.01 per share, 20 shares authorized at March 31, 2025 and December 31, 2024; 20 shares issued and outstanding at March 31, 2025 and December 31, 2024; aggregate liquidation preference of $20,000 at March 31, 2025 and December 31, 2024	13,784	13,784
Stockholders’ (deficit) equity:
Preferred stock, par value $0.01 per share, 9,980 shares authorized at March 31, 2025 and December 31, 2024; no shares issued and outstanding at March 31, 2025 and December 31, 2024	—	—
Common stock, par value $0.01 per share, 150,000 shares authorized at March 31, 2025 and December 31, 2024; 11,790 and 11,654 shares issued and outstanding at March 31, 2025 and December 31, 2024, respectively	118	116
Additional paid-in capital	148,378	148,035
Accumulated other comprehensive income	3	6
Accumulated deficit	(170,640)	(143,295)
Total stockholders’ (deficit) equity	(22,141)	4,862
Total liabilities, redeemable convertible preferred stock, and stockholders’ (deficit) equity	$72,959	$66,297